SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 3


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) JANUARY 31, 2001

                           SAN JOAQUIN RESOURCES INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                                 0-26321                              98-0204105
    (State or other jurisdiction of                  (Commission                          (IRS Employer
            incorporation)                           File Number)                      Identification No.)

    14 INVERNESS DRIVE EAST, BUILDING H, SUITE 236, ENGLEWOOD, COLORADO 80112
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 713-0047

            53 STRATFORD PLACE, S.W. CALGARY, ALBERTA T3H 1H7 CANADA (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

              See Item 5. below.

         On the strength of the signed merger agreement with Pannonian Energy, Inc. (see below) and the delivery of proxies to Registrant evidencing the YES vote of a majority of the issued and outstanding shares of Pannonian (see below), effective February 1, 2000 Messrs Nick DeMare and Colin McNeil resigned as Directors of Registrant, and the following persons were elected as new officers and directors of Registrant. Each of these persons except Mr. Bowes, who is a continuing director, has delivered into escrow a signed resignation in the event that the merger does not close.


         MARC BRUNER (51), CHAIRMAN OF THE BOARD OF DIRECTORS AND STRATEGIC
         CONSULTANT: Mr. Bruner is founding Chairman of Pannonian (since 1998) and a private investor. From 1996 to 1999,he was a founding Director and Chairman of the Board of Ultra Petroleum, a Toronto Stock Exchange and American Stock Exchange listed natural gas company. Ultra is focused on tight sand development in the Green River Basin of Wyoming. Additionally, Mr. Bruner was one of the founders of Pennaco Energy, Inc. a public company engaged in the development of coalbed methane in the Powder River Basin of Wyoming, and of RIS Resources International, a public natural gas company founded in 1996.

         MARK A. ERICKSON (41), PRESIDENT AND A DIRECTOR: Mr. Erickson has been a Director and President of Pannonian since 1999. He was the President of RIS Resources (USA), a subsidiary of RIS Resources International, from 1997 to 1998; and one of the founders, a past senior officer and a director of Pennaco Energy, Inc., from 1998 to 1999. Prior to joining RIS Resources, Mr. Erickson served as President of Petroleum Engineering, Inc., a petroleum engineering consulting company. Mr. Erickson is a Registered Petroleum Engineer with 17 years of diversified experience in business development, finance, strategic planning, marketing, project management and petroleum engineering. Mr. Erickson received his MS in Mineral Economics from Colorado School of Mines.

         J. TIMOTHY BOWES (44), CONTINUING DIRECTOR: Mr. Bowes holds a Bachelor of Commerce degree and a Masters of Business Administration degree, both from the University of British Columbia. On October 26, 1999, Mr. Bowes became the President, Chief Executive Officer, and a director of Lucre Ventures Ltd., a public petroleum and natural gas company listed on the Canadian Venture Exchange. Prior to Mr. Bowes' employment with the Company and Lucre Ventures Ltd., he was primarily engaged as a self-employed consultant involved in the structuring of mergers and acquisitions of petroleum and natural gas companies. Prior to starting his own consulting business, Mr. Bowes was employed by Yorkton Securities Inc. He began working for Yorkton in October 1994 as a Senior Analyst for petroleum and natural gas properties. Mr. Bowes held several positions at Yorkton in which he was responsible for, among other things, reviewing, structuring and approving all initial public offerings generated from Yorkton's Calgary Office during the period from June 1995 to April 1997. From April 1997 to March 1999, Mr.


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

         Bowes was the Vice President Corporate Finance in the Natural Resources section of the Calgary office of Yorkton Securities (subject to regulatory approval).

         Prior to Mr. Bowes' employment with Yorkton, he was employed as the Land Manager of Numac Energy Inc., which was created as a result of the 1993 merger of Westcoast Petroleum Ltd. and Numac Oil & Gas Ltd. Prior to the merger, Mr. Bowes was the Land Manager for Westcoast Petroleum Ltd.

         CARL STADELHOFER, 48, DIRECTOR, is a partner with the law firm of Rinderknecht Klein & Stadelhofer in Zurich, Switzerland, where he has practiced law for over five years. He is a French and Swiss citizen; admitted to the practice of law in Switzerland in 1982. He took his law degree in 1979 in Switzerland and studied law in the United States at Harvard Law School and at Georgetown University Law School. His practice specializes in banking and financing, mergers and acquisitions, investment funds, and international securities transactions

         HOWARD O. SHARPE, 56, VICE PRESIDENT AND SECRETARY, has been a Director and officer of Pannonian since 1999. He has significant management experience in oil and gas development in the United States. Mr. Sharpe served as a fighter pilot in the U.S. Air Force, retiring in 1991 as a full Colonel with extensive logistic and organizational skills. Mr. Sharpe has an advanced degree in management with hands-on experience in the development of tight natural gas sands, basin-centered natural gas exploration and production in Wyoming. From 1992 to 1999, Mr. Sharpe has served as Executive Vice President of Alpine Gas Company, a private energy company in Denver, Colorado.

         A. ROBERT THORUP, 48, IS ASSISTANT SECRETARY. He has been the Assistant Secretary of Pannonian since 1999. Since 1983, Mr. Thorup has been a shareholder and director of Ray Quinney & Nebeker PC (law firm) in Salt Lake City, Utah, where he is the senior partner in the corporate finance and securities practice group. (Ray Quinney & Nebeker provides legal services to Pannonian Energy Inc.) Mr. Thorup has served as an officer or director of several private companies, and was a director of Crossroads Oil plc, a British public company, for several years. Currently Mr. Thorup is a director of Utah Medical Association Financial Services, Inc. is Secretary and a former Trustee of the Wayne Brown Institute (start up company mentoring), and is Secretary and a Trustee of the East High School Foundation (a charitable public education foundation). Mr. Thorup holds a Juris Doctorate from The George Washington University in 1978, and a Bachelor of Arts from the University of Utah in 1975.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         See Item 5. below.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

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


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         On January 31, 2001, the Registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), under which the Registrant will acquire Pannonian Energy, Inc., a Delaware corporation ("Pannonian"), in a stock-for-stock transaction. A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

         The Merger Agreement sets forth the terms and conditions of the merger of a wholly owned subsidiary of the Registrant with and into Pannonian. Upon consummation of the proposed merger, Pannonian will become a wholly owned subsidiary of the Registrant. In the merger, each holder of Pannonian's common stock will have the right to receive approximately 1.74 shares of the Registrant's common stock.

         Consummation of the merger is subject to a number of customary conditions, including the approval of the merger by the shareholders of Pannonian. Pannonian has delivered written proxies from shareholders of Pannonian holding in excess of a majority of all issued and outstanding shares of Pannonian common stock, which are intended to be voted in favor of the merger. A copy of the press release announcing this transaction is included herein as Exhibit 99.1 and is incorporated by reference into this Item 5.

         In connection with the Merger Agreement, the Registrant will change its name to "Gasco Energy, Inc." effective March 5, 2001.

         BUSINESS OF PANNONIAN ENERGY, INC. ("PANNONIAN") Pannonian is privately owned Delaware corporation headquartered in Denver, Colorado engaged in the location and development of hydrocarbon prospects, primarily in the Rocky Mountain area of Utah and Wyoming.

         Pannonian has acquired an interest in over 30,000 acres in the Uinta Basin located in Utah known as the Riverbend Project. These lands contain up to 90 shallow development well locations in the Wasatch Formation plus up to an additional 40 Wasatch development locations recently acquired through a joint venture agreement with Phillips Petroleum Company. This joint venture agreement calls for Phillips to drill and complete approximately four to five wells to the deeper Mesaverde Formation. Pannonian will retain 20% of the interests in these wells and in the deeper Mesaverde rights. Pannonian will also retain 20% to 100% interest in up to 200 additional well locations for the Mesaverde Formation and 75% to 100% interest in the approximately 130 locations within the Wasatch development area.

         The Riverbend Project, which will be the only asset of Pannonian at the time of closing of the merger, is centrally located in the Uinta basin of northeastern Utah. It is Pannonian's intention to commence drilling its Riverbend locations starting in the second quarter, assuming adequate funding can be obtained through the merger and the related Financing Agreement with Wet Coast Management (See Item 5, below). Pannonian hopes to drill 10 wells in Riverbend during the next 12 months thereby potentially proving an additional 40 locations for development drilling in 2002.

         A Wasatch well takes approximately ten days to drill to 8,000 feet. The major costs are in equipping and completing the well due to large fracture stimulation required. Estimated investment for drilling and completing a Wasatch well is $500,000.

         These lands were obtained through lease acquisitions and farmin agreements. Should the initial wells required to be drilled by Phillips, pursuant to the joint venture, prove up the Mesaverde Formation, then full field development should commence on 80 acre spacing per well. The joint venture agreement provides for Phillips to commence the first well by March 1, 2001 with the last to be drilled by April 1, 2003.

         PRINCIPAL SHAREHOLDERS. Except as otherwise noted, the following table sets forth certain information with respect to beneficial ownership of the Registrant's shares anticipated as a result of the merger: (a) each stockholder known to be the beneficial owner of more than five percent, in the aggregate, of the outstanding Registrant's shares, (b) each director and executive officer of the Registrant as of the date hereof, and (c) all executive officers and directors as a group.

                       NAME                       POSITION (IF ANY)           NUMBER OF SHARES      PERCENT OF ALL
                                                                                   OWNED(1)<F1>      OUTSTANDING
                                                                                                       SHARES(2)<F2>
                   Marc Bruner(4)<F4>           Chairman and Director            3,836,700              16.43

                  Mark Erickson                 President and Director     <F3>(3)3,305,500             14.16

                  Howard Sharpe              Vice President and Secretary         174,000                0.75

                 Carl Stadelhofer                      Director                      0                    0

                  Timothy Bowes(5)<F5>                 Director                  1,533,000               6.56

                 A. Robert Thorup                Assistant Secretary               10,000               0.0004

              Resource Venture Mgt.(4)<F4>                                       3,836,700              16.43


        Officers and Directors as a group                                        8,685,200              37.19
                   (6 persons)
----------------------

    <F1>(1)For Messrs, Bruner, Erickson and Sharpe, the shares shown are based on their ownership of Pannonian shares and the operation of the merger agreement resulting in Pannonian shares being exchanged for approximately 1.74 shares of the Registrant, with warrants being converted into the right to receive the Registrant's shares at .01 and .10 Pannonian share equivalents.

    <F2>(2)The percentages shown are based on 23,350,000 shares, being the anticipated total of the issued and outstanding shares of the Registrant upon completion of the merger.

    <F3>(3)Mr. Erickson's shares include 1,000,000 shares of Registrant's common stock covered by an option issued to Mr. Erickson in January 2001 in connection with his work to negotiate the merger.

    <F4>(4)The shares of Mr. Bruner are attributed to RVM and the shares of RVM are attributed to Mr. Bruner. Mr. Bruner is a control person of RVM.


                                       5

    <F5>(5)The shares of Mr. Bowes are held of record by his company, Bowesco.
         The number of shares was as previously reported by Mr. Bowes in his Form 3.

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ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial statements of businesses acquired: Filed herewith.

         (b)  Pro forma financial information: To be filed by amendment.

         (c)  Exhibits:
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
 REGULATION
 S-K NUMBER                         DOCUMENT
     2.1      Agreement and Plan of Reorganization dated January 31, 2001 among
              San Joaquin Resources Inc., Pannonian Acquisition Corporation, and
              Pannonian Energy, Inc. (1)<F1>

     3.1      Certificate of Amendment to Articles of Incorporation of San
              Joaquin Resources Inc.(1))<F1>

     99.1     Press Release dated February 2, 2001 (1))<F1>

     99.2 Audited Financial Statements of Pannonian Energy, Inc. for the year ended December 31, 1999 (1))<F1>

     99.3 Unaudited Financial Statements of Pannonian Energy, Inc. for the nine months ended September 30, 2000

     99.4     Pro Forma Combined Balance Sheet and Income Statement for
              Pannonian Energy, Inc. and San Joaquin Resources, Inc. as of
              December 31, 1999 and September 30, 2000 (2)<F2>

 --------------------

<F1>(1) Filed previously
<F2>(2) To be filed by amendment


ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SAN JOAQUIN RESOURCES INC.


February 23, 2001                       By:  /s/ MARK ERICKSON
                                           ------------------------------------
                                           Mark Erickson, President